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                           [LOGO] SILICON LABORATORIES

                            SILICON LABORATORIES INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 29, 2004

TO THE STOCKHOLDERS OF SILICON LABORATORIES INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Silicon Laboratories Inc., a Delaware corporation, will be held on April 29, 2004 at 9:30 a.m. Central Time at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect three Class III directors to serve on the Board of Directors until our 2007 annual meeting of stockholders, or until their successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending January 1, 2005; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 1, 2004 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the Proxy in the envelope enclosed for your convenience, or vote your shares by telephone or internet as promptly as possible. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned, or voted by telephone or internet, to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.


                                             Sincerely,

                                             /s/ Daniel A. Artusi

                                             Daniel A. Artusi
                                             CHIEF EXECUTIVE OFFICER,
                                             PRESIDENT AND DIRECTOR

Austin, Texas
March 17, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND VOTE YOUR SHARES BY TELEPHONE, BY INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

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                            SILICON LABORATORIES INC.
                                4635 BOSTON LANE
                               AUSTIN, TEXAS 78735

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 2004

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Silicon Laboratories Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 29, 2004 at 9:30 a.m. Central Time at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, or at any adjournment thereof. These proxy solicitation materials were mailed on or about March 17, 2004 to all stockholders entitled to vote at the Annual Meeting.

VOTING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. On March 1, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 51,473,790 shares of our common stock outstanding and no shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 1, 2004. The presence, in person or by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at the Annual Meeting or at any adjournment thereof. Stockholders may not cumulate votes in the election of directors. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. The nominees receiving the greatest number of votes at this meeting will be elected to our Board of Directors, even if they receive less than a majority of such shares.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a Proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining a quorum for the transaction of business, but will not be counted for purposes of determining whether each proposal has been approved.

PROXIES

     If the enclosed form of Proxy is properly signed and returned or you properly follow the instructions for telephone or internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board of Directors unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of the selection of Ernst & Young LLP as our independent auditors. You may revoke or change your Proxy at any time before the Annual Meeting by filing a notice of revocation or another signed Proxy with a later date with our Secretary at our principal executive offices at 4635 Boston Lane, Austin, Texas 78735. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit Proxies other than by mail.

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DEADLINE FOR RECEIPT OF FUTURE STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2005 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices in Austin, Texas, addressed to our Secretary, not later than November 17, 2004, the date which is 120 days prior to March 17, 2005. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws. Unless we receive notice in the manner specified in the previous sentence, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2005 annual meeting of stockholders.










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                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class is as nearly equal in size as practicable, with staggered three-year terms. The term of office of the Class III directors, Daniel A. Artusi, William G. Bock and R. Ted Enloe III, expires at this Annual Meeting. Messrs. Artusi, Bock and Enloe have been nominated to continue as Class III Directors. The three directors elected as Class III Directors at the Annual Meeting will serve for a term of three years expiring at the 2007 annual meeting of stockholders, or until their successor(s) have been duly elected and qualified or until their earlier death, resignation or removal.

     Each nominee for election has agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by our present Board of Directors to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below.

NOMINEES FOR CLASS III DIRECTORS WITH TERMS EXPIRING IN 2007

Daniel A. Artusi, 49 .....    has served as our Chief Executive Officer and a member of
                              our Board of Directors since January 2004 and has served as our President since January 2003. He previously served as
                              our Chief Operating Officer from August 2001 to January
                              2004. Prior to joining Silicon Laboratories, Mr. Artusi held various positions at Motorola. From August 1999 to August
                              2001, Mr. Artusi served as Corporate Vice President and
                              General Manager of Motorola's Networking and Computing
                              Systems Group. Mr. Artusi served as Vice President and
                              General Manager of Motorola's Wireless Infrastructure
                              Systems Division from May 1997 to August 1999 and as General
                              Manager of Motorola's RF Products Division from April 1996 to May 1997. Mr. Artusi currently serves on the Board of
                              Directors of Powerwave Technologies. Mr. Artusi studied
                              electronics engineering at the Instituto Tecnologico de
                              Buenos Aires, Argentina from 1972 through 1976.

William G. Bock, 53 ......    has served as a director of Silicon Laboratories since March
                              2000. Since April 2002, Mr. Bock has been a general partner of CenterPoint Ventures, a venture capital firm. From April
                              2001 to March 2002, Mr. Bock served as a partner of Verity
                              Ventures, a venture capital firm. From June 1999 to March
                              2001, Mr. Bock served as a Vice President and General
                              Manager at the Hewlett-Packard Company. Mr. Bock held the
                              position of President and Chief Executive Officer of DAZEL
                              Corporation from February 1997 until its acquisition by the
                              Hewlett-Packard Company in June 1999. From October 1994 to
                              February 1997, Mr. Bock served as Chief Operating Officer of
                              Tivoli Systems, a client server software company, which was acquired by IBM in March 1996. Mr. Bock holds a B.S. in
                              Computer Science from Iowa State University and a M.S. in
                              Industrial Administration from Carnegie Mellon University.

R. Ted Enloe III, 65 .....    has served as a director of Silicon Laboratories since April
                              2003. Mr. Enloe is currently the President and Chief
                              Executive Officer of Optisoft, Inc., a provider of
                              intelligent traffic signal platforms. Mr. Enloe formerly
                              served as Vice Chairman and member of the office of chief
                              executive of Compaq Computer Corporation. He also served as
                              President of Lomas Financial Corporation and Liberte
                              Investors for more than 15 years. Mr. Enloe co-founded a
                              number of other publicly-held firms, including Capstead
                              Mortgage Corp., Tyler Cabot Mortgage Securities Corp., and
                              Seaman's Corp. Mr. Enloe currently serves on the Board of
                              Directors of Leggett & Platt, Inc. Mr. Enloe holds a B.S. in engineering from Louisiana Polytechnic University and a J.D.
                              from Southern Methodist University.

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OTHER DIRECTORS

     Set forth below is information concerning our other directors whose term of office continues after this Annual Meeting.

CONTINUING CLASS I DIRECTORS WITH TERMS EXPIRING IN 2005

Navdeep S. Sooch, 41 .....    co-founded Silicon  Laboratories in August 1996 and has served as Chairman of the Board since our inception. Mr. Sooch
                              served as our Chief Executive Officer from our inception
                              through the end of fiscal 2003. From March 1985 until
                              founding Silicon Laboratories, Mr. Sooch held various
                              positions at Crystal Semiconductor/ Cirrus Logic, a designer and manufacturer of integrated circuits, including Vice
                              President of Engineering, as well as Product Planning
                              Manager of Strategic Marketing and Design Engineer. From May
                              1982 to March 1985, Mr. Sooch was a Design Engineer with
                              AT&T Bell Labs. Mr. Sooch holds a B.S. in electrical
                              engineering from the University of Michigan, Dearborn and a
                              M.S. in electrical engineering from Stanford University.

William P. Wood, 48 ......    has served as a director of Silicon Laboratories since March
                              1997. Since 1996, Mr. Wood has also served as general
                              partner of Silverton Partners, an investment firm. From 1984 to 2003, Mr. Wood was a general partner, and for certain
                              funds created since 1996, a special limited partner, of
                              various funds associated with Austin Ventures, a venture
                              capital firm. Mr. Wood serves on the Board of Directors of
                              Crossroads Systems, a provider of storage routers for
                              storage area networks. Mr. Wood holds a B.A. in history from
                              Brown University and a M.B.A. from Harvard University.

Laurence G. Walker, 55 ...    has served as a director of Silicon Laboratories since June
                              2003. Previously, Mr. Walker co-founded and served as Chief
                              Executive Officer of C-Port Corporation, a pioneer in the
                              network processor industry, which was acquired by Motorola in 2000. Following the acquisition, Mr. Walker served as
                              Vice President of Strategy for Motorola's Network and
                              Computing Systems Group and then as Vice President and
                              General Manager of the Network and Computing Systems Group
                              until 2002. From August 1996 to May 1997, Mr. Walker served as Chief Executive Officer of CertCo, a digital
                              certification supplier. Mr. Walker served as Vice President and General Manager, Network Products Business Unit, of
                              Digital Equipment Corporation from January 1994 to July
                              1996. From 1981 to 1994, he held a variety of other
                              management positions at Digital Equipment Corporation. Mr.
                              Walker currently serves as a director of McDATA Corporation, an expert provider of multi-capable storage networking
                              solutions. Mr. Walker holds a B.S. in electrical engineering from Princeton University and a M.S. and Ph.D. in electrical engineering from the Massachusetts Institute of Technology.

CONTINUING CLASS II DIRECTORS WITH TERMS EXPIRING IN 2006

David R. Welland,  48 ....    co-founded Silicon Laboratories in August 1996 and has served as a Vice President and director since our inception. From
                              November 1991 until founding Silicon Laboratories, Mr.
                              Welland held various positions at Crystal
                              Semiconductor/Cirrus Logic, including Senior Design
                              Engineer. Mr. Welland holds a B.S. in electrical engineering from the Massachusetts Institute of Technology.

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
H. Berry Cash, 65 ........    has served as a director of Silicon Laboratories since June
                              1997. Mr. Cash has served as general partner of InterWest
                              Partners, a venture capital firm, since 1986. Mr. Cash
                              currently serves on the Board of Directors of the following public companies: Microtune, a designer and manufacturer of
                              RF silicon and systems "gateway" solutions for the broadband communications and consumer electronics markets; i2
                              Technologies, a provider of intelligent e-business and
                              marketplace solutions; Ciena Corporation, a designer and
                              manufacturer of dense wavelength division multiplexing
                              systems for fiber optic networks; Airspan Networks, a
                              provider of broadband fixed wireless access communication
                              systems; and Liberte Investors, an investment company. Mr.
                              Cash holds a B.S. in electrical engineering from Texas A&M
                              University and a M.B.A. from Western Michigan University.

BOARD COMMITTEES AND MEETINGS

     During fiscal 2003, our Board of Directors held 10 meetings and acted by unanimous written consent three times. Our Board of Directors has an Audit Committee, Compensation Committee, Special Stock Option Committee and Nominating and Corporate Governance Committee. During fiscal 2003, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (during the period that he served) and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served (during the period that he served). The Board of Directors has determined that Messrs. Bock, Cash, Enloe, Walker and Wood are each independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market, Inc.

     AUDIT COMMITTEE. The Audit Committee is responsible for matters relating to the selection of our independent auditors, the scope of the annual audits, the fees to be paid to the independent auditors, the performance of our independent auditors, compliance with our accounting and financial policies, and management's procedures and policies relative to the adequacy of our internal accounting controls. The Board of Directors has adopted a written charter for the Audit Committee, which is filed as Exhibit A hereto. The members of the Audit Committee are Messrs. Bock, Enloe and Wood. Mr. Bock serves as Chairman of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Bock is qualified as an audit committee financial expert pursuant to Item 401(h) of Regulation S-K and a financially sophisticated audit committee member under Rule 4350(d)(2)(A) of the Marketplace Rules of The NASDAQ Stock Market, Inc. The Audit Committee held four meetings during fiscal 2003 and acted by unanimous written consent one time.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our executive officers and other employees. In addition, the Compensation Committee has authority to administer our stock option and stock purchase plans. The members of the Compensation Committee are Messrs. Cash, Walker and Wood, and the Board of Directors has determined that each of the members of the Compensation Committee is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. Mr. Wood serves as Chairman of the Compensation Committee. The Compensation Committee held three meetings and acted by unanimous written consent three times during fiscal 2003.

     SPECIAL STOCK OPTION COMMITTEE. The Special Stock Option Committee, which is composed of Mr. Sooch, approves grants of options from our 2000 Stock Incentive Plan to non-executive officers and employees. The Board of Directors generally reviews the grants made by the Special Stock Option Committee at the next meeting of the Board of Directors. The Special Stock Option Committee acted 24 times by written consent at regular intervals during fiscal 2003.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee focuses on issues related to the composition, practices and operations of the Board of Directors. In addition, the Nominating and Corporate Governance Committee has the authority to consider candidates for the

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Board of Directors recommended by stockholders and to determine the procedures with respect to such stockholder recommendations. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available on our internet website under the "Investor Relations" page. Our internet website address is http://www.silabs.com. The members of the Nominating and Corporate Governance Committee are Messrs. Cash, Enloe and Walker, and the Board of Directors has determined that each member is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. Mr. Enloe serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during fiscal 2003.

DIRECTOR NOMINATION

     In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors and seeks to ensure that at least a majority of the directors are independent under the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors and such other criteria as is deemed relevant by the Nominating and Corporate Governance Committee. Silicon Laboratories believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge and skills.

     In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on recommendations made by current directors and officers. In addition, the Nominating and Corporate Governance Committee may engage a third party search firm to identify and recommend potential candidates. Finally, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders.

     Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee must provide written notice not later than November 17, 2004 to the Corporate Secretary at our principal executive offices located at 4635 Boston Lane, Austin, Texas 78735. Any such notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such nomination, (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder,
(iv) any material interest of the stockholder in such recommendation and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder's capacity as proponent of a stockholder proposal. Assuming that a stockholder recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

ATTENDANCE AT ANNUAL MEETINGS

     The Board of Directors encourages all directors to attend our annual meetings of stockholders if practicable. Three directors attended the annual meeting of stockholders held on April 24, 2003.

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STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 4635 Boston Lane, Austin, Texas 78735. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation's books, of the stockholder sending such communication and
(iii) the class and number of shares of the corporation that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF ETHICS

     Silicon Laboratories Inc. has adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants. Our Code of Business Conduct and Ethics is posted on our internet website under the "Investor Relations" page. Our internet website address is http://www.silabs.com.

DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

     Non-employee directors receive option grants at periodic intervals under the automatic option grant program of our 2000 Stock Incentive Plan. Under the automatic option grant program, each non-employee director receives an initial automatic option grant to purchase 30,000 shares of common stock on the date such individual joins the Board of Directors. The initial automatic option grants are immediately exercisable, vest in four equal successive annual installments upon each additional year of service measured from the date of grant, and have exercise prices equal to the fair market value as of the grant date. Accordingly, Messrs. Enloe and Walker each received an option grant to purchase 30,000 shares of common stock at an exercise price of $31.15 and $26.19, respectively, on the date that such person joined the Board of Directors. In addition, on the date of each annual stockholders meeting, each non-employee director who continues to serve as a non-employee director receives an automatic annual option grant to purchase 5,000 shares of common stock, provided such individual has served as a non-employee director for at least six months. The annual automatic option grants are immediately exercisable, vest on the first anniversary of the date of grant and have exercise prices equal to fair market value as of the grant date. Under this program, on the date of our 2003 annual meeting of stockholders, Messrs. Bock, Cash and Wood each received an automatic annual option grant to purchase 5,000 shares of common stock at an exercise price per share of $31.15. In addition, directors are eligible to receive option grants under the discretionary option grant program of the 2000 Stock Incentive Plan. During fiscal 2003, no discretionary grants were made to non-employee directors.

     In October 2002, the Board of Directors unanimously approved a cash compensation plan for non-employee directors that provides $25,000 per year in cash compensation for each non-employee director and $20,000 per year in additional cash compensation for the chairman of the Audit Committee. In April 2003, the Board of Directors unanimously approved an amendment to the cash compensation plan to also provide $5,000 in annual compensation to Audit Committee members (excluding the chairman), beginning with the third quarter of 2003. Payments under the cash compensation plan are paid in equal quarterly installments on the last day of each calendar quarter. Messrs. Bock, Cash and Wood were each paid $25,000 during fiscal 2003 pursuant to the cash compensation plan. Messrs. Enloe and Walker were paid pro-rated fees of $17,313 and $14,000, respectively, during fiscal 2003 pursuant to the cash compensation plan. Additionally, Mr. Bock was paid $20,000 for his service as chairman of the Audit Committee and Messrs. Enloe and Wood were each paid $2,500 for their services on the Audit Committee during fiscal 2003. This cash compensation plan was instituted, based on a review of compensation provided to directors of similarly-situated companies, to provide incentives to retain and to attract highly-qualified and motivated individuals to serve on our Board of Directors.

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     We reimburse directors for all reasonable out-of-pocket expenses incurred in attending board and committee meetings.

     Our certificate of incorporation limits the personal liability of our directors for breaches by them of their fiduciary duties. Our bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with all of our directors and have purchased directors' and officers' liability insurance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS LISTED ABOVE.

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 PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

     Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent public auditors for the fiscal year ending January 1, 2005. Ernst & Young LLP has audited our financial statements since our inception in 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for fiscal years 2003 and 2002, and fees for other services billed by Ernst & Young LLP during those periods:

                                                 2003        2002
                                               --------    --------
          Audit fees .......................   $239,700    $170,800
          Audit-related fees ...............    135,600      12,600
          Tax fees .........................     69,700     205,800
          All other fees ...................         --          --
                                               --------    --------
          Total ............................   $445,000    $389,200
                                               --------    --------

     AUDIT FEES. Audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Forms 10-Q filings, Form S-8 consent procedures and statutory audits required internationally.

     AUDIT-RELATED FEES. Audit-related services include fees for assurance and related services, such as consultations concerning financial accounting and reporting matters, and due diligence related to mergers and acquisitions.

     TAX FEES. Tax services include fees for tax compliance, tax advice and tax planning.

     ALL OTHER FEES. There were no other fees in 2003 or 2002.

     The Audit Committee is authorized by its charter to pre-approve all auditing and permitted non-audit services to be performed by the Company's independent auditors. The Audit Committee reviews and approves the independent auditor's retention to audit our financial statements, including the associated fee. The Audit Committee also evaluates other known potential engagements of the independent auditor, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. At subsequent meetings, the Committee will receive updates on the services actually provided by the independent auditor, and management may present additional services for approval. The Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting.

     Since May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, all such services were pre-approved in accordance with the procedures described above.

     Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of Ernst & Young LLP.

     Stockholder ratification of the appointment of Ernst & Young LLP as our independent public auditors is not required by our bylaws or other applicable legal requirement. However, the appointment of Ernst & Young LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Silicon Laboratories and its stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     UPON THE RECOMMENDATION OF OUR AUDIT COMMITTEE, OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 1, 2005.

                                  OTHER MATTERS

     We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of January 31, 2004 by (i) all persons who are beneficial owners of five percent or more of our common stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                            PERCENTAGE OF
                                                                            SHARES       OUTSTANDING SHARES
                                                                         BENEFICIALLY       BENEFICIALLY
                             BENEFICIAL OWNER(1)                            OWNED              OWNED(2)
--------------------------------------------------------------------     ------------    ------------------
David R. Welland(3) ................................................       4,870,131              9.5%

Navdeep S. Sooch(4) ................................................       4,649,954              9.0%

Daniel A. Artusi(5) ................................................         121,277                *

Gary R. Gay(6) .....................................................         171,676                *

Jonathan D. Ivester(7) .............................................         409,296                *

Jeffrey W. Scott(8) ................................................       2,770,890              5.4%

William P. Wood(9) .................................................         631,092              1.2%

H. Berry Cash(10) ..................................................         435,067                *

William G. Bock(11) ................................................          68,563                *

Laurence G. Walker(12) .............................................          30,028                *

R. Ted Enloe III(13) ...............................................          30,000                *

Entities deemed to be affiliated with FMR Corp. ("Fidelity")(14)....       4,545,437              8.9%

Entities deemed to be affiliated with AXA Financial, Inc.(15) ......       2,855,213              5.6%

All directors and executive officers as a group (16 persons)(16) ...      14,941,561             28.6%

-----------------
*    Represents beneficial ownership of less than one percent
(1)  Unless otherwise indicated in the footnotes, the address for the beneficial owners named above is 4635 Boston Lane,
     Austin, Texas 78735.
(2)  Percentage of ownership is based on 51,343,422 shares of common stock outstanding on January 31, 2004. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after
     January 31, 2004 are deemed outstanding for computing the percentage for the person or group holding such options, but are not deemed outstanding for computing the percentage for any other person or group.
(3)  Includes 160,000 shares held in The Sooch Foundation, a private charitable foundation of which Mr. Welland serves as a director. Mr. Welland shares voting and investment power with respect to the shares held by The Sooch Foundation.
(4)  Includes 105,627 shares held in trusts for the benefit of Mr. Sooch's children, 156,126 shares held in a family limited partnership, 160,000 shares held in The Sooch Foundation, and 158,000 shares issuable upon exercise of stock options.


     Mr. Sooch shares voting and investment power with respect to the 105,627 shares held in trusts for the benefit of his children, the 156,126 shares held in the family limited partnership, and the 160,000 shares held in The Sooch Foundation.
(5)  Includes 13,334 shares issuable upon exercise of stock options.
(6)  Includes 74,276 shares issuable upon exercise of stock options.
(7) Includes 104,999 shares issuable upon exercise of stock options and 118,000 shares held in a family trust. Mr. Ivester has shared voting and investment power with respect to the 118,000 shares held in the trust.
(8)  Includes 75,559 shares issuable upon exercise of stock options.
(9) Includes 539,776 shares held by Silverton Partners, of which Mr. Wood is the general partner, 14,000 shares held by Mr. Wood as custodian for certain family members, 10,000 shares held by Mr. Wood's spouse and 55,000 shares issuable upon exercise of stock options.
(10) Includes 109,346 shares held in two trusts for the benefit of Mr. Cash's family members and 25,000 shares issuable upon the exercise of stock options. Mr. Cash has sole voting and investment power over the 109,346 shares held in the trusts.
(11) Includes 59,875 shares issuable upon exercise of stock options.
(12) Includes 30,000 shares issuable upon exercise of stock options.
(13) Includes 30,000 shares issuable upon exercise of stock options.
(14) Pursuant to a Schedule 13G/A dated February 16, 2004 filed with the Securities and Exchange Commission, FMR Corp. reported that as of December 31, 2003 it and certain related entities had sole dispositive power over 4,545,437 shares and that its address is 82 Devonshire Street, Boston, Massachusetts 02109.
(15) Pursuant to a Schedule 13G/A dated February 13, 2004 filed with the Securities and Exchange Commission, AXA Financial, Inc. reported that as of December 31, 2003 it and certain related entities had sole voting power over 566,726 shares, shared voting power over 1,880,180 shares, sole dispositive power over 2,700,513 shares and shared dispositive power over 154,700 shares and that its address is 1290 Avenue of Americas, New York, New York 10104.
(16) Includes an aggregate of 954,202 shares issuable upon exercise of stock options.

                              CERTAIN TRANSACTIONS

     STOCK OPTIONS GRANTED TO DIRECTORS AND EXECUTIVE OFFICERS. For more information regarding the grant of stock options to executive officers and directors, please see "Director Compensation and Indemnification Arrangements" above and "Stock Options" below.

     INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors' and officers' liability insurance. In addition, our certificate of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

                             AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the audit of the fiscal 2003 audited consolidated financial statements of Silicon Laboratories Inc. (the "Company"):

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements in the Annual Report were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements in the Annual Report with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence. The Audit Committee reviewed non-audit services provided by its independent auditors for the last fiscal year, and determined that those services are not incompatible with maintaining the auditors' independence.

     Based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended January 3, 2004 filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors:


                                          William G. Bock (Chairman)
                                          R. Ted Enloe III
                                          William P. Wood

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below is information regarding the executive officers and directors of Silicon Laboratories as of January 31, 2004.

NAME                                            AGE    POSITION
----                                            ---    --------
Navdeep S. Sooch . . . . . . . . . . . . . . .  41     Chairman of the Board
Daniel A. Artusi . . . . . . . . . . . . . . .  49     Chief Executive Officer, President and Director
John W. McGovern . . . . . . . . . . . . . . .  48     Chief Financial Officer
Russell J. Brennan . . . . . . . . . . . . . .  49     Chief Financial Officer--On Leave
David R. Welland . . . . . . . . . . . . . . .  48     Vice President and Director
Gary R. Gay. . . . . . . . . . . . . . . . . .  53     Vice President
Jonathan D. Ivester. . . . . . . . . . . . . .  48     Vice President
David P. Bresemann . . . . . . . . . . . . . .  38     Vice President
Bradley J. Fluke . . . . . . . . . . . . . . .  42     Vice President
Edmund G. Healy. . . . . . . . . . . . . . . .  49     Vice President
Jeffrey W. Scott . . . . . . . . . . . . . . .  42     Vice President
H. Berry Cash. . . . . . . . . . . . . . . . .  65     Director
William G. Bock. . . . . . . . . . . . . . . .  53     Director
R. Ted Enloe III . . . . . . . . . . . . . . .  65     Director
Laurence G. Walker . . . . . . . . . . . . . .  55     Director
William P. Wood. . . . . . . . . . . . . . . .  48     Director

Navdeep S. Sooch .........    co-founded Silicon Laboratories in August 1996 and has
                              served as Chairman of the Board since our inception. Mr.
                              Sooch served as our Chief Executive Officer from our
                              inception through the end of fiscal 2003. From March 1985
                              until founding Silicon Laboratories, Mr. Sooch held various positions at Crystal Semiconductor/ Cirrus Logic, a designer and manufacturer of integrated circuits, including Vice
                              President of Engineering, as well as Product Planning
                              Manager of Strategic Marketing and Design Engineer. From May
                              1982 to March 1985, Mr. Sooch was a Design Engineer with
                              AT&T Bell Labs. Mr. Sooch holds a B.S. in electrical
                              engineering from the University of Michigan, Dearborn and a
                              M.S. in electrical engineering from Stanford University.

Daniel A. Artusi .........    has served as our Chief Executive Officer and a member of
                              our Board of Directors since January 2004 and has served as our President since January 2003. He previously served as
                              our Chief Operating Officer from August 2001 to January
                              2004. Prior to joining Silicon Laboratories, Mr. Artusi held various positions at Motorola. From August 1999 to August
                              2001, Mr. Artusi served as Corporate Vice President and
                              General Manager of Motorola's Networking and Computing
                              Systems Group. Mr. Artusi served as Vice President and
                              General Manager of Motorola's Wireless Infrastructure
                              Systems Division from May 1997 to August 1999 and as General
                              Manager of Motorola's RF Products Division from April 1996 to May 1997. Mr. Artusi currently serves on the Board of
                              Directors of Powerwave Technologies. Mr. Artusi studied
                              electronics engineering at the Instituto Tecnologico de
                              Buenos Aires, Argentina from 1972 through 1976.

John W. McGovern ........     served as our Chief Financial Officer from December 1996
                              until his resignation in September 2002. He returned to the position of Vice President and Chief Financial Officer in
                              June 2003 to fill the vacancy created by Mr. Brennan's
                              medical leave. From February 1985 to September 1996, Mr.
                              McGovern held various positions at Crystal
                              Semiconductor/Cirrus Logic including Vice President of
                              Finance and Division Controller. Mr. McGovern holds a B.B.A.
                              in accounting from the University of Texas and is a licensed
                              Certified Public Accountant.

Russell J. Brennan .......    has served as our Vice President and Chief Financial Officer since September 2002. Mr. Brennan worked for Analog Devices,
                              Inc., a designer and manufacturer of integrated circuits,
                              from January 1988 to September 2002, where he most recently served as Vice President of Finance and Corporate
                              Controller. From 1984 to 1988, Mr. Brennan served as
                              Controller for the Analog Unit of Fairchild Semiconductor, a
                              designer and manufacturer of semiconductors for multiple end market applications prior to its acquisition by National
                              Semiconductor. From 1982 to 1984, Mr. Brennan served as
                              Controller for Schlumberger Well Services, a supplier for
                              the oil and gas industry. From 1978 to 1982, Mr. Brennan
                              served in various financial roles at Texas Instruments. Mr.
                              Brennan holds a B.A. in Economics from Boston College and a
                              M.B.A. with a concentration in Finance and Accounting from
                              New York University Graduate School of Business. Mr. Brennan
                              took a leave of absence following his diagnosis with
                              carcinoid tumors in June 2003 and is expected to resume his duties as Vice President and Chief Financial Officer upon
                              successful completion of his treatment.

David R. Welland .........    co-founded  Silicon  Laboratories in August 1996 and has
                              served as a Vice President and director since our inception.
                              From November 1991 until founding Silicon Laboratories, Mr.
                              Welland held various positions at Crystal
                              Semiconductor/Cirrus Logic, including Senior Design
                              Engineer. Mr. Welland holds a B.S. in electrical engineering from the Massachusetts Institute of Technology.

Gary R. Gay ..............    joined Silicon Laboratories in October 1997 as Vice President.
                              Previously, Mr. Gay was with Crystal Semiconductor/Cirrus
                              Logic from 1985 to September 1997 where he most recently
                              served as Vice President of North American Sales. From 1979 to 1985, Mr. Gay was International Sales Manager and Asia
                              Pacific Sales Manager with Burr-Brown Corporation, a
                              designer and manufacturer of semiconductor components. Mr.
                              Gay holds a B.S. in electrical engineering from the
                              Rochester Institute of Technology.

Jonathan D. Ivester ......    joined Silicon Laboratories in September 1997 as Vice
                              President. From May 1984 to September 1997, Mr. Ivester was
                              with Applied Materials and served as Director of
                              Manufacturing and Director of U.S. Procurement in addition to various engineering and manufacturing management
                              positions. Mr. Ivester was a scientist at Bechtel
                              Corporation, an engineering and construction company, from
                              1980 to 1982 and at Abcor, Inc., an ultrafiltration company and subsidiary of Koch Industries, from 1978 to 1980. Mr.
                              Ivester holds a B.S. in chemistry from the Massachusetts
                              Institute of Technology and a M.B.A. from Stanford
                              University.

David P. Bresemann .......    joined Silicon Laboratories in July 1998 as Marketing
                              Director and has served as Vice President since May 2002.
                              From February 1992 to July 1998, Mr. Bresemann worked as
                              Director of Marketing for Crystal Semiconductor/Cirrus
                              Logic. Mr. Bresemann also worked as a Key Account Sales
                              Engineer for Analog Devices Inc. from July 1988 to January
                              1992. Mr. Bresemann holds a B.S. in electrical engineering from the University of Arizona.


Bradley J. Fluke .........    has served as a Vice President since April 1997. Previously, he served as the Director of Marketing of the Computer
                              Products Division of Crystal Semiconductor/Cirrus Logic from
                              June 1990 to April 1997. From 1984 to 1990, Mr. Fluke held various marketing positions in the Data Converter Group for
                              Analog Devices Inc. Mr. Fluke holds a B.S. in electrical
                              engineering from Rochester Institute of Technology.

Edmund G. Healy ..........    has served as Vice President since June 1998. From September
                              1992 to June 1998, Mr. Healy worked as General Manager of
                              the Magnetic Storage Division at Crystal
                              Semiconductor/Cirrus Logic. Mr. Healy held various Senior
                              Marketing and Product Planning positions for Zilog, a
                              designer and manufacturer of application specific standard products, and GEC Plessey Semiconductor, from 1987 to 1992.
                              From 1983 to 1987, Mr. Healy was an Assistant Professor of
                              Electrical Engineering at the United States Military Academy
                              after serving as an Infantry Officer from 1976 to 1981. Mr.
                              Healy holds a B.S. in electrical engineering from the United
                              States Military Academy, a M.S. in electrical engineering
                              from Georgia Institute of Technology and a M.S. in
                              management from Stanford University.

Jeffrey W. Scott .........    co-founded Silicon Laboratories in August 1996 and has served as a Vice President since our inception. From our inception through the end of fiscal year 2003, Mr. Scott also served as a director. From October 1989 until founding Silicon
                              Laboratories, Mr. Scott held various positions at Crystal
                              Semiconductor/Cirrus Logic, including Vice President of
                              Engineering (Computer Products), Design Manager and Design
                              Engineer. From 1985 until 1989, Mr. Scott served as a Design
                              Engineer with AT&T Bell Labs. Mr. Scott holds a B.S. in
                              electrical engineering from Lehigh University and a M.S. in electrical engineering from the Massachusetts Institute of
                              Technology.

FOR INFORMATION ON OUR NON-EMPLOYEE DIRECTORS, SEE PROPOSAL ONE.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of the four other most highly compensated executive officers whose salary and bonus for fiscal 2003 was in excess of $100,000, for services rendered in all capacities to us and our subsidiaries for the fiscal year ended January 3, 2004.

                                        SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                               ANNUAL COMPENSATION                COMPENSATION
                                         ----------------------------------  -------------------------
                                                                  OTHER
                                                                  ANNUAL     RESTRICTED     SECURITIES
NAME AND                                                       COMPENSATION     STOCK       UNDERLYING
PRINCIPAL POSITION                 YEAR  SALARY ($) BONUS ($)     ($)(1)      AWARDS ($)     OPTIONS
------------------                 ----  ---------- ---------  ------------  -----------    ----------
Navdeep S. Sooch................   2003  $288,462   $580,450      $1,500          --           20,000
   Chairman of the Board(2)        2002   291,923    435,000       1,500          --          200,000
                                   2001   262,500     37,500          --          --          283,000

Daniel A. Artusi................   2003   280,000    543,790       1,500          --           62,500
   Chief Executive                 2002   280,000    406,500       1,500          --          100,000
   Officer and President(3)        2001    96,923    100,000(4)       --     $3,035,985(5)    400,000

Gary R. Gay.....................   2003   175,000    248,432       1,500          --           25,000
   Vice President                  2002   175,000    210,350       1,500          --           35,000
                                   2001   166,346     35,000       1,500          --           70,000

David R. Welland................   2003   175,000    177,190          --          --               --
   Vice President                  2002   175,000    145,000          --          --               --
                                   2001   159,616     12,500          --          --               --

Jonathan D. Ivester.............   2003   170,000    180,214       1,500          --           20,000
   Vice President                  2002   164,116    176,800       1,500          --           35,000
                                   2001   157,308     20,000       1,500          --           65,000

----------------
(1) "Other Annual Compensation" represents contributions made by the company to match the first $1,500 of contributions made by the named executive officer to his 401(k) plan.
(2) Mr. Sooch served as our Chief Executive Officer through the end of fiscal year 2003.
(3) Mr. Artusi served as our President and Chief Operating Officer through the end of fiscal year 2003 and was appointed Chief Executive Officer at the beginning of fiscal year 2004.
(4)  Includes a $50,000 reporting bonus.
(5) On August 27, 2001, Daniel Artusi purchased 150,000 shares of restricted stock at their par value of $0.0001 per share. The closing price of our common stock on the Nasdaq National Market on that day was $20.24 per share. The shares vest in a series of seven equal annual installments measured from the date of issuance. To the extent we declare any dividend on our common stock, such dividend would be payable on such restricted stock. As of January 3, 2004, Mr. Artusi held 107,143 shares of restricted stock, valued at $4,746,435 based on the closing price of our common stock on the Nasdaq National Market of $44.30 per share.

STOCK OPTIONS

     The following table contains information concerning the stock options granted during the 2003 fiscal year to our executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement. All the grants were made under our 2000 Stock Incentive Plan. Unless otherwise indicated, the exercise prices represent the fair market value of the common stock on the grant date.


                                             OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                            ---------------------------------------------------------------      VALUE AT ASSUMED
                            NUMBER OF      % OF TOTAL                                         ANNUAL RATES OF STOCK
                            SECURITIES      OPTIONS      EXERCISE      MARKET                   PRICE APPRECIATION
                            UNDERLYING     GRANTED TO      PRICE      PRICE ON                  FOR OPTION TERM(1)
                              OPTIONS     EMPLOYEES IN   PER SHARE    DATE OF   EXPIRATION   -----------------------
NAME                          GRANTED    FISCAL YEAR(2)  ($/SH)(3)     GRANT       DATE         5%($)        10%($)
----                        ----------   --------------  ----------  ---------  -----------  ----------   ----------
Navdeep S. Sooch .....       20,000(4)       1.01%        $38.50       $38.50   08/17/2013   $  484,249   $1,227,182

Daniel A. Artusi .....       62,500(4)       3.16%         38.50        38.50   08/17/2013    1,513,278    3,834,943

Gary R. Gay ..........       25,000(4)       1.27%         38.50        38.50   08/17/2013      605,311    1,533,977

David R. Welland .....           --            --             --           --           --           --           --

Jonathan D. Ivester ..       20,000(4)       1.01%         38.50        38.50   08/17/2013      484,249    1,227,182

--------------------------
(1) The potential realizable value is calculated from the closing price of our common stock on the dates of grants to executive officers. These amounts represent certain assumed rates of appreciation only. There can be no assurance provided to any executive officer or other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from those option grants which were made with an exercise price equal to the fair market value of the option shares on the grant date.
(2) Percentage is based on 1,975,550 shares underlying options granted to employees during the fiscal year ended January 3, 2004 from the 2000 Stock Incentive Plan.
(3) The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure. Outstanding options will become exercisable on an accelerated basis if we are acquired and (i) such options are not assumed or (ii) upon termination under certain circumstances within 18 months following an acquisition.
(4) Options were granted on August 18, 2003 and become exercisable with respect to (i) twenty percent (20%) of the option shares upon optionee's completion of one year of service measured from August 18, 2003 and (ii) the balance of the option shares in a series of 48 equal successive monthly installments over the 48 month period measured from the first year anniversary of August 18, 2003.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information, with respect to our executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement, concerning the exercise of options during the 2003 fiscal year and unexercised options held by them as of the end of the 2003 fiscal year.


                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                            FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                        SHARES                         OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END ($)(2)
                      ACQUIRED ON        VALUE       ------------------------------   ----------------------------
NAME                    EXERCISE    REALIZED($)(1)   EXERCISABLE      UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
----                  -----------   --------------   -----------      -------------   -----------     ------------
Navdeep S. Sooch ..         --             --           145,500           357,500      $4,248,600       $8,131,000

Daniel A. Artusi ..      186,666       $2,931,598            --           375,834              --        7,495,316

Gary R. Gay .......         --             --            68,109           109,891       2,072,969        1,946,231

David R. Welland ..         --             --                --                --              --               --

Jonathan D. Ivester         --             --            99,083           100,917       3,455,568        1,836,883

---------------------
(1) Based upon the closing selling price per share of our common stock on the Nasdaq National Market on the exercise date less the option exercise price paid for those shares.
(2) Based upon the closing selling price per share of our common stock on the Nasdaq National Market on the last day of the 2003 fiscal year, which was $44.30, less the option exercise price payable per share.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of January 3, 2004 with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by us in connection with the acquisition of a company which originally granted those options. Footnote (4) to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of January 3, 2004, and the weighted average exercise price of those options. No additional options may be granted under such assumed plan.

                              EQUITY COMPENSATION PLAN INFORMATION


                                                 A                   B                        C
                                        -------------------   -----------------  ---------------------------
                                                                                     NUMBER OF SECURITIES
                                                                                   REMAINING AVAILABLE FOR
                                        NUMBER OF SECURITIES  WEIGHTED AVERAGE      FUTURE ISSUANCE UNDER
                                         TO BE ISSUED UPON    EXERCISE PRICE OF      EQUITY COMPENSATION
                                            EXERCISE OF          OUTSTANDING     PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                           OUTSTANDING OPTIONS       OPTIONS           REFLECTED IN COLUMN A)
-------------                           -------------------   -----------------  ---------------------------
Equity Compensation Plans
    Approved by Shareholders(1)....          8,989,759(2)          $23.77                 5,358,013(3)

Equity Compensation Plans Not
    Approved by Shareholders.......                 --                 --                        --
                                        -------------------   -----------------  ---------------------------

Total..............................          8,989,759             $23.77                 5,358,013

------------------------
(1) Consists of our 2000 Stock Incentive Plan and our Employee Stock Purchase Plan.
(2) Excludes purchase rights accruing under our Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each eligible employee may contribute up to 15% of his or her base salary to purchase shares of our common stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of our common stock on the employee's entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.
(3) Consists of shares available for future issuance under our Employee Stock Purchase Plan and our 2000 Stock Incentive Plan. As of January 3, 2004, an aggregate of 1,117,863 shares of our common stock were available for issuance under our Employee Stock Purchase Plan and 4,240,150 shares of our common stock were available for issuance in connection with future awards under our 2000 Stock Incentive Plan. In addition, the share reserves under our Employee Stock Purchase Plan and 2000 Stock Incentive Plan increase on the first trading day of January of each calendar year by 0.5% and 5%, respectively, of the total number of shares of our common stock outstanding on the last trading day of the immediately preceding calendar year (subject to a maximum annual increase of 250,000 and 3,000,000 shares, respectively). The share reserve under our 2000 Stock Incentive Plan also increases to the extent we repurchase shares pursuant to our repurchase rights under our prior plan.
(4) The table does not include information for the equity compensation plan assumed by the Company in connection with the acquisition of a company, which originally established such plan. As of January 3, 2004, a total of 655 shares of our common stock were issuable upon exercise of outstanding options under such assumed plan. The weighted average exercise price of those outstanding options is $35.40 per share. No additional options may be granted under such assumed plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Compensation Committee of the Board of Directors, as Plan Administrator of the 2000 Stock Incentive Plan, has the authority to provide for accelerated vesting of the shares of our common stock subject to any outstanding options held by any executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of us or the subsequent termination of the officer's employment following the change in control event.

     Our 2000 Stock Incentive Plan, which governs the options granted to the named executive officers, includes the following change in control provisions, which may result in the accelerated vesting of outstanding option grants and stock issuances:

     o In the event that we are acquired, each outstanding option under the discretionary option grant program, unless assumed or replaced by the successor or otherwise continued in effect, will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are assigned to the successor or otherwise continued in effect.

     o The plan administrator has the authority under the discretionary option grant program to provide that those options will automatically vest in full (i) upon an acquisition of the company, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of the company effected through a tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of board members, or (iii) in the event the individual's service is terminated, whether involuntarily or for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced or a hostile change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee serves or has previously served as one of our officers or employees.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to our executive officers under our 2000 Stock Incentive Plan.

     The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

     GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide our executive officers with compensation opportunities that are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) variable performance awards payable in cash and tied to our achievement of financial performance goals and individual accomplishments; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be variable and dependent upon our financial performance and stock price appreciation rather than base salary.

     FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2003 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     BASE SALARY. In setting base salaries, the Compensation Committee engaged a nationally recognized executive compensation consulting firm. The consulting firm provided compensation data for comparable positions from six nationally published surveys. The base salary for each officer reflects the salary levels for comparable positions in the published surveys, as well as the individual's personal performance. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is evaluated periodically on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers.

     VARIABLE PERFORMANCE AWARDS. The variable performance awards have typically been paid in cash quarterly payments based on the preceding quarterly results. These payments, when the criteria are satisfied, are paid out shortly after the release of the quarterly financial results. The cash awards are tied to a blend of overall company financial performance metrics, individual performance metrics and company-wide operating profits as a percent of revenue, which may exclude certain non-cash charges or otherwise be adjusted at the discretion of the Compensation Committee. The targeted cash awards are based on the published survey data for each position. Typically, the Compensation Committee reviews the variable performance targets in conjunction with the fiscal year operating plan discussions.

     Non-officer employees also participate in the variable cash compensation plan. Bonuses are typically paid quarterly to eligible individuals according to a written plan which prescribes a payout percentage of base salary based on the overall company financial performance. The payout has typically been in the range of 5 to 15% of base salary for most employees.

     LONG TERM INCENTIVES. Generally, stock option grants to executive officers are made at the discretion of the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a multi-year period, contingent upon the officer's continued employment. Accordingly, the option will provide a return to the executive officer only if he or she remains employed during the vesting period, and then only if the market price of the shares appreciates over the option term.

     The size of the option grant to executive officers is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers but has the flexibility to make adjustments to those guidelines at its discretion.

     CEO COMPENSATION. In setting the total compensation payable to the Chief Executive Officer for the 2003 fiscal year, the Compensation Committee considered published survey data provided by our compensation consulting firm as well as the compensation paid to the chief executive officers of seven companies selected for comparative purposes.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code precludes the company from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation Table. Certain performance-based compensation is specifically excluded from the deduction limit. The company's policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under applicable tax laws. However, the Compensation Committee believes that it's primary responsibility is to provide a compensation program that will attract, retain and reward the executives who will further the company's success and that the loss of a tax deduction may be necessary in some circumstances.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Board of Directors:


                                               William P. Wood (Chairman)
                                               H. Berry Cash
                                               Laurence G. Walker

STOCK PERFORMANCE GRAPH

     The graph depicted below shows a comparison of cumulative total stockholder returns for an investment in Silicon Laboratories Inc. common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Index.

                           COMPARISON OF CUMULATIVE TOTAL RETURN
                              AMONG SILICON LABORATORIES INC.,
                           THE NASDAQ STOCK MARKET (U.S.) INDEX
                         AND THE NASDAQ ELECTRONIC COMPONENTS INDEX




                                      [PERFORMANCE GRAPH]


                                 TOTAL RETURN TO SHAREHOLDERS
                              (INCLUDES REINVESTMENT OF DIVIDENDS)



                                                                      INDEXED RETURNS
                                             BASE                       YEARS ENDING
                                            PERIOD
COMPANY / INDEX                             3/24/00     12/30/00    12/29/01    12/28/02    1/3/04
--------------------------------------------------------------------------------------------------
SILICON LABORATORIES INC.                     100          46.37      109.77       64.35    142.90
NASDAQ STOCK MARKET (U.S.)                    100          49.44       40.00       27.39     40.61
NASDAQ ELECTRONIC COMPONENTS                  100          48.15       33.64       17.97     33.92

     (1) The graph covers the period from March 24, 2000, the commencement of our initial public offering of shares of our common stock, through January 3, 2004.

     (2) The graph assumes that $100 was invested in our common stock on March 24, 2000 at our initial public offering price of $31.00 per share and in each index at the market close on March 24, 2000, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

     (3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

     Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of our Board of Directors, the executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of
Section 16(a) reports which we received from such persons for their 2003 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2003 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners, except that Messrs. Bock and Cash each failed to timely file one Form 4 with respect to shares received through distributions from venture capital funds in which Messrs. Cash and Bock held financial interests.

ANNUAL REPORT

     A copy of the annual report for the 2003 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

     We filed an annual report on Form 10-K with the Securities and Exchange Commission on January 27, 2004. We filed an amendment to such report on Form 10-K/A on January 28, 2004 to correct a clerical error in the original filing. Stockholders may obtain a copy of our annual report, without charge, by writing to our Secretary at our principal executive offices located at 4635 Boston Lane, Austin, Texas 78735.

                             THE BOARD OF DIRECTORS OF SILICON LABORATORIES INC.

Dated: March 17, 2004

                                                                       EXHIBIT A

                SILICON LABORATORIES INC. AUDIT COMMITTEE CHARTER

I.   MEMBERSHIP:

The Audit Committee of Silicon Laboratories Inc. (the "Corporation") shall be comprised of at least three members of the Corporation's Board of Directors (the "Board"). The members of the Audit Committee shall be appointed by the Board and shall collectively meet the applicable independence, financial literacy and other requirements of The NASDAQ Stock Market ("Nasdaq") and applicable federal law. Members of the Audit Committee may be removed at any time, with or without cause, by the Board.

II.  QUORUM:

A majority of the members of the Audit Committee shall constitute a quorum.

III. FREQUENCY:

The Audit Committee shall meet as required either on the dates of regular Board meetings or in special meetings as appropriate.

IV.  PURPOSE:

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation's financial statements.

V.   LIMITATIONS:

The Audit Committee shall not have authority to: (1) adopt, amend, or repeal the Corporation's Bylaws; (2) fill vacancies on the Audit Committee or change its membership; (3) amend the Corporation's Certificate of Incorporation; (4) act on matters assigned to other committees of the Board; or (5) take any action prohibited by the Corporation's Certificate of Incorporation, Bylaws or applicable law.

VI.  MINUTES:

Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Unless otherwise restricted by the Corporation's Certificate of Incorporation or Bylaws, any action that may be taken at any meeting of the Audit Committee may be taken without a meeting, if all members of the Audit Committee consent thereto in writing, and the writing is filed with the minutes of proceedings of such committee. Any action of the Audit Committee shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

VII. POWERS, RESPONSIBILITIES AND DUTIES:

To fulfill its responsibilities and duties, the Audit Committee shall:

     o Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Audit Committee.

     o Resolve any disagreements between management and the Corporation's independent auditors regarding financial reporting.

     o Review the organization's annual and quarterly financial statements and quarterly earnings press releases.

     o Pre-approve all auditing and permitted non-audit services to be performed by the Corporation's auditors.

     o Obtain, on an annual basis, a formal written statement from the independent auditor delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard 1, and engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditor.

     o Following completion of the annual audit, review separately with the independent auditor, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

     o Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

     o Retain independent counsel, experts and other advisors as the Audit Committee determines necessary to carry out its duties.

     o Receive appropriate funds, as determined by the Audit Committee, from the Corporation for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) compensation to any independent counsel, experts and other advisors employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     o Review and approve all "related-party transactions" as such term is defined in Item 404 of Regulation S-K.

     o Prepare the report of the Audit Committee required to be included in the Corporation's annual proxy statement.

     o Review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board.

     o Perform any other activities consistent with this Charter, the Corporation's Bylaws, Nasdaq rules and governing law, as the Audit Committee or the Board deems necessary or appropriate, including, without limitation, the delegation of authority to one or more members of the Audit Committee of authority to carry out certain activities set forth hereunder.


                                               ANNUAL MEETING OF STOCKHOLDERS OF

                                                   SILICON LABORATORIES INC.
                                                         APRIL 29, 2004





                                                    Please date, sign and mail
                                                      your proxy card in the
                                                    envelope provided as soon
                                                           as possible.





                             Please detach along perforated line and mail in the envelope provided.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                           FOR  AGAINST  ABSTAIN
1. The Election of Directors:                                    2. To ratify the appointment of Ernst &
                                                                    Young LLP as independent auditors of   / /    / /      / /
                               CLASS III NOMINEES:                  Silicon Laboratories Inc. for the
/ / FOR ALL NOMINEES           O Daniel A. Artusi                   fiscal year ending January 1, 2005.
                               O William G. Bock
/ / WITHHOLD AUTHORITY         O R. Ted Enloe III                In accordance with the discretion of the proxy holders, to act
    FOR ALL NOMINEES                                             upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
/ / FOR ALL EXCEPT
    (See instructions below)                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE DIRECTORS
                                                                 LISTED ABOVE AND IN FAVOR OF THE APPOINTMENT OF ERNST & YOUNG LLP.
                                                                 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED
                                                                 ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN
                                                                 FAVOR OF  THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR
                                                                 OF THE APPOINTMENT OF ERNST & YOUNG LLP.


INSTRUCTION: To withhold authority to vote for any individual
------------ nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold,
             as shown here:                                O
---------------------------------------------------------------




---------------------------------------------------------------
To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered   / /
name(s) on the account may not be submitted via this
method.
---------------------------------------------------------------

                         ---------------------------      -------                          ----------------------       -------
Signature of Stockholder                             Date:        Signature of Stockholder                        Date:
                         ---------------------------      -------                          ----------------------       -------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
      When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           SILICON LABORATORIES INC.

                                     PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 29, 2004

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the "Annual Meeting") of Silicon Laboratories Inc., a Delaware corporation, ("Silicon Laboratories") and the Proxy Statement and appoints Navdeep S. Sooch and Daniel A. Artusi, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Silicon Laboratories which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Silicon Laboratories to be held at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739 on Thursday, April 29, 2004 at 9:30 a.m. Central Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

------------                                                       ------------
SEE REVERSE                                                         SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
------------                                                       ------------